Exhibit 10.10

REVOLVING CREDIT NOTE

$3,000,000	St. Louis, Missouri
As of December 30, 2005

FOR VALUE RECEIVED, the undersigned (“Maker”) promises to pay to the order of Missouri State Bank and Trust Company, a Missouri banking corporation (“Lender”), at its office at 12452 Olive Street Road, Creve Coeur, Missouri 63141, or at such other place or places as Lender may from time to time designate, the principal sum of Three Million and No/100 Dollars ($3,000,000), or such lesser sum as may then constitute the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Maker, pursuant to the Credit Agreement described below, with interest (calculated on the basis of a year of 360 days and actual days elapsed) from the date hereof on the unpaid principal balance from time to time outstanding, at a rate per annum which is equal to the from time to time prime rate of Lender (the “Prime Rate”).

Principal and interest shall be due and payable as follows: (i) interest at the Interest Rate on the from time to time outstanding principal balance shall be payable on January 30, 2006, and on the thirtieth (30th) day of each calendar month thereafter during the term hereof, and (ii) all outstanding principal and all accrued and unpaid interest and other amounts payable hereunder or under the Credit Agreement shall be due and payable in full on January 15, 2007 (the “Maturity Date”), if not sooner paid. Lender may apply payments received on any amounts due hereunder or under the terms of any instrument now or hereafter evidencing the indebtedness arising hereunder or securing this Note as Lender may determine.

In the event of a default under this Note, all amounts owed to Lender shall, at Lender’s option and upon notice to Maker, bear interest as follows: the from time to time Prime Rate, plus 5% per annum.

This Note may be prepaid in part or in full on or before the Maturity Date, without premium or penalty.

If a payment due hereunder is received at least ten days late, Maker will be charged a late payment charge of five percent (5%) of the amount of the late payment to the extent permitted by law.

Upon any default hereunder, under the Credit Agreement or any other instrument now or hereafter securing this Note, the principal remaining unpaid with accrued interest and all other amounts payable hereunder or under the Credit Agreement shall at once become due and payable. The failure to exercise, in case of any default, any right or remedy given in this paragraph shall not preclude the Lender from exercising any right or remedy given in this paragraph in case of any subsequent defaults.

This Note is issued pursuant to a Revolving Credit Agreement (the “Credit Agreement”) of even date herewith between Maker and Lender, providing for borrowings thereunder and hereunder from time to time and for mandatory prepayment of principal under certain circumstances.

Reference is hereby made to such Credit Agreement for additional provisions regarding the indebtedness evidenced hereby. All terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This Note is secured by a certain Security Agreement (the “Security Agreement”) by and between the Maker and the Lender of even date herewith granting a first priority security interest in the Collateral (as described in the Security Agreement).

Any notice or other communication to be provided to Maker or Lender under this Note shall be in writing and sent to the parties at the addresses set forth in the Credit Agreement.

This Note is being executed for commercial purposes. Maker and Lender agree that time is of the essence. Any modification or waiver of any of Maker’s obligations or Lender’s rights under this Note must be contained in a writing signed by Lender. Lender may perform any of Maker’s obligations or delay or fail to exercise any of its rights without causing a waiver of those obligations or rights. A waiver on one occasion will not constitute a waiver on any other occasion.

Maker and all others who are or shall become parties primarily or secondarily liable on this Note, whether as endorsers guarantors or otherwise, hereby agree that this Note may be renewed one or more times, the time for payment of this Note or any renewal note extended, the interest rate or other terms of the indebtedness evidenced hereby changed, any party released, or any action taken or omitted with respect to any collateral security, including surrender of such security or failure to perfect any lien thereon, without notice and without releasing any of them, except as otherwise expressly agreed in writing, and the obligations of each such party shall survive whether or not the instrument evidencing such obligation shall have been surrendered or cancelled. All such parties waive presentment, demand for payment, protest and notice of nonpayment and dishonor.

Maker hereby waives any right to trial by jury in any civil action arising out of, or based upon, this Note or the collateral securing this Note. Maker consents to the jurisdiction and venue of any court located in the State of Missouri in the event of any legal proceeding under this Note. The undersigned agree that the consent to jurisdiction and venue herein shall not prohibit or limit Lender from bringing any action or proceeding hereunder in any jurisdiction or venue that is otherwise proper.

The Maker agrees to pay all costs of collection when incurred, (whether or not litigation is commenced) including reasonable attorneys’ fees and expenses. If Lender obtains a judgment for any amount due under this Note, interest will accrue on the judgment at the higher of the Default Rate or the judgment rate of interest permitted by law.

All references to Maker in this Note shall include all of the parties signing this Note. If there is more than one Maker, their obligations will be joint and several.

This Note, the Credit Agreement, the Security Agreement, and all other documents evidencing security for this Note, represent the complete and integrated understanding between Maker and Lender pertaining to the terms and conditions of those documents.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE

REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (MAKER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

MAKER ACKNOWLEDGES THAT MAKER HAS READ, UNDERSTANDS AND AGREES TO THE TERMS AND CONDITIONS OF THIS NOTE. MAKER ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS NOTE.

This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Printed Name:
Title:

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